Exhibit 10.1
[NONEMPLOYEE DIRECTOR]
STOCK AWARD AGREEMENT
          Pursuant to the provisions of the Pulte Homes, Inc. 2004 Stock Incentive Plan (the “Plan”), the individual named in the Grant Acceptance (the “Holder”) has been granted an Unrestricted Stock Award (the “Award”) of the number of shares of common stock, $.01 par value, of Pulte Homes, Inc., a Michigan corporation (the “Company”) set forth in the Grant Acceptance (the “Shares”). The Award is subject to the terms and conditions set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. This Agreement, together with the Grant Acceptance, constitute the Stock Award Agreement which is made and entered into as of the grant date set forth in the Grant Acceptance (the “Grant Date”).
          1.      Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement in the manner prescribed by the Company.
          2.      Additional Terms and Conditions of Award.
          2.1.      Investment Representation. The Holder hereby represents and covenants that (a) the Shares acquired pursuant to this Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of the Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation is true and correct as of the date of any sale of the Shares. As a further condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.
          2.2.      Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of such Shares, the Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
          2.3.      Delivery of Shares. The Company shall deliver or cause to be delivered the Shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

          2.4.      Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued service as a director of the Company.
          2.5.      Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
          2.6.      Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.
          3.      Miscellaneous Provisions.
          3.1.      Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
          3.2.      Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, Attention: Vice President and General Counsel and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, upon receipt by the party entitled thereto if by express courier service, or five days after the date mailed if by United States mails; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
          3.3.      Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to conflicts of laws principles.
          3.4.      Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
          3.5.      Entire Understanding. This Agreement, the Grant Acceptance and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

          3.6.      Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Agreement shall be brought against the parties, as the sole and exclusive forum, in the courts of the State of Michigan in the County of Oakland, or in the United States District Court for the Eastern District of Michigan, Southern Division, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.